Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of PGIM ETF Trust of our reports dated November 20, 2025 and October 23, 2025, relating to the financial statements and financial highlights of PGIM Jennison Focused Value Fund, which appear in The Prudential Investment Portfolios, Inc.’s Certified Shareholder Report on Form N-CSR for the year ended September 30, 2025, and PGIM Jennison Focused Value ETF, which appear in PGIM ETF Trust’s Certified Shareholder Report on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement, and to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in the Registration Statement dated November 28, 2025 for The Prudential Investment Portfolios, Inc. and dated October 30, 2025 for PGIM ETF Trust, which are also incorporated by reference in the Registration Statement.

/s/PricewaterhouseCoopers LLP

New York, New York

June 26, 2026